Exhibit 10.8

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats as private and confidential.

PUBLIC HEALTH SERVICE

BIOLOGICAL MATERIALS LICENSE AGREEMENT

This Agreement is based on the model Biological Material License Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

TeraImmune, Inc.,

hereinafter referred to as the “Licensee”,

having offices at 9610 Medical Center Dr., Suite 200, Rockville, MD 20850,

created and operating under the laws of Delaware.

Tax ID No.:_ [***]

L#: L-263-2019-0

1. Definitions:

(a) “Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

(b) “Government” means the government of the United States of America.

(c) “FDA” means the Food and Drug Administration.

(d) “Materials” means the following biological materials including all progeny, subclones, and unmodified derivatives thereof: retroviral vector pMSGV1, as described in HHS reference E-123-2014-0 and developed in the laboratory of Dr. Richard Morgan at the IC.

(e) “Licensed Field of Use” means development and commercialization of engineered autologous T cell therapy products for the treatment of hemophilia A in humans.

(f) “Licensed Products” means T cell therapy product(s) transduced with the Materials.

(g) “Net Sales” means the total gross receipts by the Licensee for sales of Licensed Products or from income from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions transferring title, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or for the cost of collections.

2. The Licensee desires to obtain a license from the IC to use the Materials provided under this Agreement in its commercial research or product development and marketing activities. The Licensee represents that it has the facilities, personnel, and expertise to use the Materials or the Licensed Products for commercial purposes and agrees to expend reasonable efforts and resources to develop the Materials or the Licensed Products for commercial use or commercial research.

3. The IC hereby grants to the Licensee:

(a) a worldwide, non-exclusive license to make, have made, and use the Materials or the Licensed Products in the Licensed Field of Use; and

(b) a worldwide, non-exclusive license to sell and have sold, to offer to sell and to import the Licensed Products in the Licensed Field of Use.

4. In consideration of the grant in Paragraph 3, the Licensee hereby agrees to make the following payments to the IC:

(a) Within [***] days of its execution of this Agreement, a non-creditable, nonrefundable license issue royalty of [***] dollars ($[***]).

(b) The first minimum annual royalty of [***] dollars ($[***]) is due [***] days of the effective date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January 1;

(c) Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year;

(d) An earned royalty of [***] percent ([***]%) of Net Sales, which shall be due and payable within [***] days of the end of each calendar year; and

(e) All payments required under this Agreement shall be paid in U.S. dollars and payment options are listed in Appendix C. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due.

i) Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee; and

ii) Additional royalties may be assessed by the IC on any payment that is more than [***] days overdue at the rate of [***] percent ([***]%) per month. This [***]percent ([***]%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

5. Upon receipt by the IC of the license issue royalty and the prorated first year minimum annual royalty and verification of these royalties, the IC agrees to provide the Licensee with samples of the Materials, as available, and to replace these Materials, as available, at reasonable cost, in the event of their unintentional destruction. The IC shall provide the Materials to the Licensee at the Licensee’s expense and as specified in Appendix A.

6. The Licensee agrees to make written reports to the IC within [***] days of December 31 for each calendar year. This report shall state: the number, description, and aggregate Net Sales of Licensed Products made, sold, or otherwise disposed of; the total gross income received by the Licensee from leasing, renting, or otherwise making Licensed Products available to others without sale or other disposition transferring title, during the calendar year; and the resulting calculation of earned royalties due to the IC pursuant to Paragraph 4(d) and as shown in the example in Appendix B. The Licensee shall submit each report to the IC at the Mailing Address for Agreement notices indicated on the Signature Page.

7. The Licensee agrees to supply the laboratory of Dr. Steven Rosenberg at the IC at no charge, reasonable quantities of Materials or the Licensed Products that the Licensee makes, uses, sells, or offers for sale or otherwise makes available for public use. The Licensee also agrees to supply, to the Mailing Address for Agreement notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or their packaging for educational and display purposes only.

8. This Agreement shall become effective on the date when the last party to sign has executed this Agreement, unless the provisions of Paragraph 27 are not fulfilled, and shall expire ten (10) years from this effective date, unless previously terminated under the terms of Paragraphs 16 or 17.

9. As part of the Licensee’s performance under this Agreement, the Licensee agrees to make the Licensed Products available to the public within eight (8) years from the effective date of this Agreement.

10. The Licensee agrees to retain control over the Materials and the Licensed Products, and not to distribute them to third parties without the prior written consent of the IC except as provided in Paragraph 3.

11. This Agreement does not preclude the IC from distributing the Materials or the Licensed Products to third parties for research or commercial purposes.

12. By this Agreement, the IC grants no patent rights expressly or by implication to any anticipated or pending IC patent applications or issued patents.

13. NO WARRANTIES, EXPRESS OR IMPLIED, ARE OFFERED AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF THE MATERIALS PROVIDED TO THE LICENSEE UNDER THIS AGREEMENT, OR THAT THE MATERIALS OR THE LICENSED PRODUCTS MAY BE EXPLOITED WITHOUT INFRINGING THE PATENT RIGHTS OF ANY THIRD PARTIES. The Licensee accepts license rights to the Materials and the Licensed Products “as is”, and the IC does not offer any guarantee of any kind.

14. Licensee agrees to indemnify and hold harmless the Government from any claims, costs, damages, or losses that may arise from or through the Licensee’s use of the Materials or the Licensed Products. The Licensee further agrees that it shall not by its action bring the Government into any lawsuit involving the Materials or the Licensed Products.

15. The Licensee agrees in its use of the Materials or the Licensed Products to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the Materials or the Licensed Products for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the Materials or the Licensed Products for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than [***] days prior to commencement of such research or trials.

16. The Licensee may terminate this Agreement upon [***] days written notice to the IC but only after [***] days from the effective date of this Agreement.

17. The IC may terminate this Agreement if the Licensee is in default in the performance of any material obligation under this Agreement, and if the default has not been remedied within [***] days after the date of written notice by the IC of the default.

18. Within [***] days of the termination or expiration of this Agreement, the Licensee agrees to return all Materials and the Licensed Products to the IC or provide the IC with written certification of their destruction.

19. Within [***] days of termination or expiration of this Agreement, the Licensee agrees to submit a final report to the IC, and to submit to the IC payment of any royalties due. The Licensee may not be granted additional IC licenses if this final reporting requirement is not fulfilled.

20. The Licensee is encouraged to publish the results of its research projects using the Materials or the Licensed Products. In all oral presentations or written publications concerning the Materials or the Licensed Products, the Licensee shall acknowledge the contribution of Dr. Richard Morgan at the IC supplying the Materials, unless requested otherwise by the IC or Dr. Richard Morgan.

21. All plans and reports required by this Agreement shall be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential and, to the extent permitted by law, not subject to disclosure under the Freedom of Information Act, 5 U.S.C. §552.

22. This Agreement shall be construed in accordance with U.S. Federal law, as interpreted and applied by the U.S. Federal courts in the District of Columbia. Federal law and regulations shall preempt any conflicting or inconsistent provisions in this Agreement. The Licensee agrees to be subject to the jurisdiction of U.S. courts.

23. This Agreement constitutes the entire understanding of the IC and the Licensee and supersedes ail prior agreements and understandings with respect to the Materials or the Licensed Products.

24. The provisions of this Agreement are severable, and in the event that any provision of the Agreement shall be determined to be invalid or unenforceable under any controlling body of law, the invalidity or unenforceability of any provision of this Agreement, shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

25. Paragraphs 4, 13, 14, 18, 19, 20, 21 and 25 of this Agreement shall survive termination or expiration of this Agreement.

26. This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the IC approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, [***] percent ([***]%) of the fair market value of any consideration received for any assignment of this Agreement within [***] days of the assignment.

27. The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***]days from the date of the IC signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

THE IC BIOLOGICAL MATERIALS LICENSE AGREEMENT

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Agreement on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the IC:

/s/ Susan R. Rucker	08/15/2019
Name: Susan S. Rucker, for Richard U. Rodriguez, MBA Title: Associate Director Office: Technology Transfer Center, National Cancer Institute National Institutes of Health	Date

Mailing Address or E-mail Address for Agreement notices and reports:

[***]

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Jihoon Park Signature of Authorized Official	08/26/2019 Date
Jihoon Park, Ph.D. Printed Name Chief Executive Officer Title

I. Official and Mailing Address for Agreement notices:

Jihoon Park

Name

Chief Operating Officer

Title

Mailing Address:

TeraImmune, Inc.

9610 Medical Center Dr., Suite 200

Rockville, MD 20850

Email Address: [***]

Phone: 301-646-8683

Fax:

II. Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Jihoon Park

Name

Chief Operating Officer

Title

Mailing Address:

TeraImmune, Inc.

9610 Medical Center Dr., Suite 200

Rockville, MD 20850

Email Address: [***]

Phone: 301-646-8683

Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).